The CIT Group/Business Credit, Inc.      T: 212 382-7000
1211 Avenue of the Americas
New York, NY 10036

As of September 20, 2004

Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, New Jersey 08817

Konsyl Pharmaceuticals, Inc.
8050 Industrial Park Road
Easton, Maryland 21601

AMENDMENT

Ladies and Gentlemen:

We refer to the First Amended and Restated Financing Agreement between The CIT Group/Business Credit ("Lender") and Pharmaceutical Formulations, Inc. and Konsyl Pharmaceuticals, Inc., jointly and severally as borrower (collectively herein referred to herein as "you" or "your") dated May 15, 2003, as supplemented and amended from time to time (the "Financing Agreement"). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Financing Agreement.

Pursuant to mutual consent and understanding, effective as of even date herewith the Financing Agreement shall be, and hereby is, amended to add a new Section 7.10 (e) which shall state in its entirety as follows:

"(e) Konsyl Pharmaceuticals, Inc. and Pharmaceutical Formulations, Inc. shall maintain, on a consolidated, rolling three month basis, EBITDA of not less than the amount set forth below for the applicable period:

                  Period                                            EBITDA

                  For the month ending August 31, 2004               $87,000
                  For the month ending September 30, 2004         $1,507,000
                  For the month ending October 31, 2004           $1,440,000
                  For the month ending November 30, 2004          $1,301,000
                  For the month ending December 31, 2004 and        $192,000
                  For each month thereafter"

In consideration of the preparation of this agreement by our in-house legal department you agree to pay us a Documentation Fee of $135.00. Such fees shall be due and payable in full on the date hereof and may, at our option, be charged to your loan account on the due date thereof.

Except to the extent set forth herein, no other changes or modifications in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. If the foregoing is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

In addition, we have asked the Guarantor to sign below to confirm that the foregoing waivers shall not affect, modify or diminish the Guarantor’s obligations under any instruments of Guaranty and/or any related pledge or security agreements executed in favor of CIT.

Very truly yours, THE CIT GROUP/BUSINESS CREDIT, INC. By: /s/ Craig Brown Name: Craig Brown Title: Assistant Vice President

Read and Agreed to:

PHARMACEUTICAL FORMULATIONS, INC.

By: /s/ Michael A. Zaher
Name: Michael A Zaher
Title: President and COO

KONSYL PHARMACEUTICALS, INC.

By: /s/ A. Ernest Toth
Name: A. Ernest Toth
Title: Vice President and CFO

Confirmed:

ICC INDUSTRIES INC.

By: /s/ John Oram
Name: John Oram
Title: President